SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported) November 14, 2000.


                          THE RESERVE PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        0-8157                                             73-0238060
(Commission File Number)                       (IRS Employer Identification No.)


       6801 North Broadway, Suite 300, Oklahoma City, Oklahoma 73116-9092
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (405) 848-7551

Item 5.  Other Events.
         ------------

 On November 14, 2000, a regular meeting of the board of directors of The Reserve Petroleum Company was held. At that meeting, a resolution was unanimously approved which changed the annual stockholders' meeting from the first Tuesday of May to the fourth Tuesday of May. As a result, only stockholders of record at the close of business on April 22, 2001, will be entitled to receive notice of and to vote at the stockholders' meeting to be held on May 22, 2001.

On December 6, 2000, a sale of 160 acres of rural real estate (surface only) in Canadian County, Oklahoma, owned by The Reserve Petroleum Company was closed at a sale price which totaled $192,000. As a result, the Company's net income for the year ending December 31, 2000, will increase approximately $115,000, or $.69 per share, both basic and diluted.




                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      THE RESERVE PETROLEUM COMPANY






Date:  December 7, 2000               /s/Jerry L. Crow
                                      ------------------------------------------
                                      JERRY L. CROW
                                      Principal Financial and Accounting Officer

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.



Dear Sir:

Forwarded herewith is Form 8-K dated, November 14, 2000. Item 5., other events, is the only caption reported.


                                            Very truly yours,


Date:  December 18, 2000                    /s/Jerry L. Crow
                                            ------------------------------------
                                            JERRY L. CROW
                                            Vice President